EX-99.906CERT

CERTIFICATION OF PRESIDENT AND TREASURER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

Curtis F. Brockelman, Jr., President, and P. Joseph Clough, Treasurer of Harvest Volatility Edge Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Curtis F. Brockelman, Jr.	/s/ P. Joseph Clough
Curtis F. Brockelman, Jr., President and Principal Executive Officer	P. Joseph Clough, Treasurer and Principal Financial and Accounting Officer
Date: July 8, 2019	Date: July 8, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Harvest Volatility Edge Trust and will be retained by Harvest Volatility Edge Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.